Exhibit 10.2

ALTIMMUNE, INC.

CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”) is hereby made and entered into as of the 30th day of November, 2018 (the “Effective Date”), by and between Altimmune, Inc., a Delaware corporation (“Altimmune” or “Company”), having a place of business at 910 Clopper Road, Gaithersburg, Maryland 20878 and William Enright, an individual, residing at and conducting business at 12312 Chagall Dr., N. Potomac, MD 20878 (“Consultant”).

1. Engagement of Services. During the period of this Agreement, Consultant hereby agrees to provide consulting services to Altimmune on an as needed basis to provide review and analysis in areas of their expertise to support business discussions, venture capital discussions, grants, contracts and other areas as mutually agreed. Consultant recognizes that Altimmune is engaged in a continuous program of research, development, production, and commercialization of non-invasive vaccines and other therapies, and that, as part of Consultant’s assistance to Altimmune pursuant to this Agreement, Consultant may, and indeed Altimmune hopes will, make innovative contributions and inventions of value to Altimmune.

2. Compensation; Timing. In consideration for the consulting services bargained for in this Agreement, Altimmune will compensate the Consultant with the following:

a. Consulting Fee. An hourly consulting fee of two hundred thirty-three Dollars per hour ($233/hour), for each hour of service provided. Subject to the terms in Sections 6.2 and 6.3, Altimmune agrees to pay Consultant in eighty-hour increments on December 3, 2018, January 2, 2019 and February 1, 2019. Thereafter, for any time in excess of such two hundred forty (240) hours, Consultant shall invoice the Company for Services rendered and such invoice will be paid upon thirty (30) days of receipt. Consulting fee shall not exceed fifty-five thousand nine hundred twenty Dollars ($55,920) during the Term (as defined below) without prior written approval.

b. Expense Reimbursement. Altimmune will reimburse your reasonable travel and other out-of-pocket expenses incurred by you from time to time at Altimmune’s request. Any expenses in excess of one-hundred dollars ($100) must be pre-approved by Altimmune. Pre-approval of expenses related to the Board meeting in Charlotte, North Carolina and JPMorgan activities in San Francisco, California have been obtained. Consultant will be reimbursed for such expenses no later than thirty (30) days after Altimmune’s receipt of Consultant’s invoice, provided that reimbursement for expenses may be delayed until such time as Consultant has furnished such documentation for authorized expenses as Altimmune may reasonably request.

3. Independent Contractor Relationship. Consultant’s relationship with Altimmune is that of an independent contractor, and nothing in this Agreement is intended to, or should be construed to, create a partnership, agency, joint venture or employment relationship. Consultant will not be entitled to any of the benefits which Altimmune may make available to its employees, including, but not limited to, group health or life insurance, profit-sharing or retirement benefits. Consultant is not authorized to make any representation, contract or commitment on behalf of Altimmune unless specifically requested or authorized in writing to do so by Altimmune’s President & CEO. Consultant is solely responsible for, and will file, on a timely basis, all tax returns and payments required to be filed with, or made to, any federal, state or local tax authority with respect to the performance of services and receipt of fees under this Agreement. Consultant is solely responsible for, and must maintain adequate records of, expenses incurred in the course of performing services under this Agreement. No part of Consultant’s compensation will be subject to withholding by Altimmune for the payment of any social security, federal, state or any other employee payroll taxes. Altimmune will regularly report amounts paid to Consultant by filing Form 1099-MISC with the Internal Revenue Service as required by law.

4. Intellectual Property Rights.

4.1 Disclosure and Assignment of Innovations:

(a) Innovations; Altimmune Innovations. “Innovations” includes processes, machines, compositions of matter, improvements, inventions (whether or not protectable under patent laws), works of authorship, information fixed in any tangible medium of expression (whether or not protectable under copyright laws), moral rights, mask works, trademarks, trade names, trade dress, trade secrets, know-how, ideas (whether or not protectable under trade secret laws), and all other subject matter protectable under patent, copyright, moral right, mask work, trademark, trade secret or other laws, and includes, without limitation, all new or useful art, combinations, discoveries, formulae, manufacturing techniques, technical developments, discoveries, artwork, software, and designs. “Altimmune Innovations” are Innovations that Consultant, solely or jointly with others, conceives, reduces to practice, creates, derives, develops or makes within the scope of Consultant’s work for Altimmune under this Agreement.

(b) Disclosure of Ownership of Altimmune Innovations. Consultant agrees to make and maintain adequate and current records of all Altimmune Innovations, which records shall be and remain the property of Altimmune. Consultant agrees to promptly disclose to Altimmune every Altimmune Innovation. Consultant hereby does and will assign to Altimmune or Altimmune’s designee, Consultant’s entire worldwide right, title and interest in and to all Altimmune Innovations and all associated records and intellectual property rights.

(c) Assistance. Consultant agrees to execute, upon Altimmune’s request, a signed transfer of Altimmune Innovations to Altimmune in the form attached as EXHIBIT A for each of Altimmune’s Innovations, including, but not limited to, computer programs, notes, sketches, drawings and reports. Consultant agrees to assist Altimmune in any reasonable manner to obtain, perfect and enforce, for Altimmune’s benefit, Altimmune’s rights, title and interest in any and all countries, in and to all patents, copyrights, moral rights, mask works, trade secrets, and other property rights in each of Altimmune’s Innovations. Consultant agrees to execute, when requested, for each of Altimmune’s Innovations (including derivative works, improvements, renewals, extensions, continuations, divisionals, continuations in part, or continuing patent applications thereof), (i) patent, copyright, mask work or similar applications related to such Altimmune Innovation, (ii) documentation (including, without limitation, assignments) to permit Altimmune to obtain, perfect and enforce Altimmune’s right, title and interest in and to such Altimmune Innovation, and (iii) any other lawful documents deemed necessary by Altimmune to carry out the purpose of this Agreement. If called upon to render assistance under this paragraph, Consultant will be entitled to a fair and reasonable fee in addition to reimbursement of authorized expenses incurred at the prior written request of Altimmune. In the event that Altimmune is unable for any reason to secure Consultant’s signature to any document is required to execute under this Paragraph 4.1(c), Consultant hereby irrevocably designates and appoints Altimmune and Altimmune’s duly authorized officers and agents as Consultant’s agents and attorneys-in-fact to act for and in Consultant’s behalf and instead of Consultant, to execute such document with the same legal force and effect as if executed by Consultant.

4.2 Confidential Information.

(a) Definition of Confidential Information. “Confidential Information” as used in this Agreement shall mean any and all technical and non-technical information including patent, copyright, trade secret, and proprietary information, techniques, sketches, drawings, models, inventions, know-how, processes, apparatus, equipment, algorithms, software programs, software source documents, and formulae related to the current, future and proposed product and services of Altimmune, Altimmune’s suppliers and customers, and includes, without limitation, Altimmune Innovations, Altimmune Property, and Altimmune’s information concerning research, experimental work, development, design details and specifications, engineering, financial information, procurement requirements, purchasing manufacturing, customer lists, business forecasts, sales and merchandising and marketing plans and information.

(b) Nondisclosure and Nonuse Obligations. Except as permitted in this paragraph, Consultant shall neither use nor disclose the Confidential Information. Consultant may use the Confidential Information solely to perform the consulting services bargained in this Agreement for the benefit of Altimmune. Consultant agrees that Consultant shall treat all Confidential Information of Altimmune with the same degree of care as Consultant accords to Consultant’s own Confidential Information, but in no case less than reasonable care. Consultant agrees not to communicate any information to Altimmune in violation of the proprietary rights of any third party. Consultant will immediately give notice to Altimmune of any unauthorized use or disclosure of the Confidential Information. Consultant agrees to assist Altimmune in remedying any such unauthorized use or disclosure of the Confidential Information.

(c) Exclusion from Nondisclosure and Nonuse Obligations. Consultant’s obligations under Paragraph 4.2(b) (“Nondisclosure and Nonuse Obligations”) with respect to any portion of the Confidential Information shall not apply to any such portion which Consultant can demonstrate: (a) was in the public domain at or subsequent to the time such portion was communicated to Consultant by Altimmune through no fault of Consultant; (b) was rightfully in Consultant’s possession free of any obligation of confidence at or subsequent to the time such portion was communicated to Consultant by Altimmune; or (c) was developed by Consultant independently of and without reference to any information communicated to Consultant by Altimmune. A disclosure of Confidential Information by Consultant, either (a) in response to a valid order by a court or other governmental body, (b) otherwise required by law, or (c) necessary to establish the rights of either party under this Agreement, shall not be considered to be a breach of this Agreement or a waiver of confidentiality for other purposes; provided, however, that Consultant shall provide prompt prior written notice thereof to Altimmune to enable Altimmune to seek a protective order or otherwise prevent such disclosure.

4.3 Ownership and Return of Altimmune Property. All materials (including, without limitation, documents, drawings, models, apparatus, sketches, designs, lists, and all other tangible media of expression) furnished to Consultant by Altimmune, whether delivered to Consultant by Altimmune or made by Consultant in the course of performing the consulting services bargained for in this Agreement (collectively, the “Altimmune Property”) are the sole and exclusive property of Altimmune or Altimmune’s suppliers or customers, and Consultant hereby does and will assign to Altimmune all rights, title and interest Consultant may have or acquire in Altimmune’s Property. Consultant agrees to keep all Altimmune Property at Consultant’s premises unless otherwise permitted in writing by Altimmune. At Altimmune’s request, and no later than five (5) days after such request, Consultant shall destroy or deliver to Altimmune, at Altimmune’s option, (a) all Altimmune Property, (b) all tangible media of expression in Consultant’s possession or control which incorporate or in which are fixed any Confidential Information, and (c) written certification of Consultant’s compliance with Consultant’s obligations under this sentence.

4.4 Observance of Altimmune Rules. At all times while on Altimmune’s premises, Consultant will observe Altimmune’s rules and regulations with respect to conduct, health and safety and protection of persons and property.

5. No Conflict of Interest. During the term of this Agreement, Consultant will not accept work, enter into a contract, or accept an obligation, inconsistent or incompatible with Consultant’s obligations, or the scope of service rendered for Altimmune, under this Agreement. Consultant warrants that, to the best of Consultant’s knowledge, there is no other contract or duty on Consultant’s part which conflicts with or is inconsistent with this Agreement.

6. Term and Termination.

6.1 Term. This Agreement is effective as of the Effective Date set forth above and will terminate on February 28, 2019. The Agreement may be extended by mutual agreement in writing.

6.2 Termination by Altimmune. Altimmune may terminate this Agreement without cause at any time, with termination effective fifteen (15) days after Altimmune’s delivery to Consultant of written notice of termination. Altimmune also may terminate this Agreement (i) immediately upon Consultant’s breach of Paragraph 4 (“Intellectual Property Rights”) or 7 (“Noninterference with Business”), or (ii) thirty (30) days after Altimmune’s delivery to Consultant of written notice of Consultant’s material breach of any other provision or obligation owed by Consultant under this Agreement which is not cured within such thirty (30) day period. In the event of termination of this agreement, the Consultant will refund Altimmune for the excess of the hours paid (Section 2.a.) less the actual hours incurred by Consultant multiplied by the hourly rate of $233.

6.3 Termination by Consultant. Consultant may terminate this Agreement without cause at any time, with termination effective fifteen (15) days after Consultant’s delivery to Altimmune of written notice of termination. Consultant also may terminate this Agreement for material breach by Altimmune if Altimmune has not cured the breach within thirty (30) days of receiving written notice from Consultant. In the event of termination by the Consultant, the Consultant will refund Altimmune for the excess of the hours paid (Section 2.a.) less the actual hours incurred by Consultant multiplied by the hourly rate of $233.

6.4 Survival. The definitions contained in this Agreement and the rights and obligations contained in Paragraphs 4 (“Intellectual Property”), 6.4 (“Survival”), 7 (“Noninterference with Business”), and 8 (“General Provisions”) will survive any termination or expiration of this Agreement.

7. Noninterference with Business. During this Agreement, and for a period of one (1) year immediately following this Agreement’s termination or expiration, Consultant agrees not to interfere with the business of Altimmune in any manner. By way of example and not of limitation, Consultant agrees not to solicit or induce any employee or independent contractor to terminate or breach an employment, contractual or other relationship with Altimmune.

8. General Provisions.

8.1 Successors and Assigns. Consultant may not subcontract or otherwise delegate Consultant’s obligations under this Agreement without Altimmune’s prior written consent. Subject to the foregoing, this Agreement will be for the benefit of Altimmune’s successors and assigns, and will be binding on Consultant’s assignees.

8.2 Notices. Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows, with notice deemed given as indicated: (a) by personal delivery, when delivered personally; (b) by overnight courier, upon written verification of receipt; (c) by telecopy or facsimile transmission, upon acknowledgment of receipt of electronic transmission; or (d) by certified or registered mail, return receipt requested, upon verification of receipt. Notice shall be sent to the addresses set forth above or to such other address as either party may specify in writing.

8.3 Governing Law. This Agreement shall be governed in all respects by the laws of the United States of America and by the laws of the State of Maryland.

8.4 Severability. If any provision of this Agreement is held by a court of law to be illegal, invalid or unenforceable, (i) that provision shall be deemed amended to achieve as nearly as possible the same economic effect as the original provisions, and (ii) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby.

8.5 Waiver; Amendment; Modification. No term or provision hereof will be considered waived by Altimmune, and no breach excused by Altimmune, unless such waiver or consent is in writing signed by Altimmune. The waiver by Altimmune of, or consent by Altimmune to, a breach of any provision of this Agreement by Consultant shall not operate or be construed as a waiver of, consent to, or excuse of any other or subsequent breach by Consultant. This Agreement may be amended or modified only by mutual agreement of authorized representatives of the parties in writing.

8.6 Injunctive Relief for Breach. Consultant’s obligations under this Agreement are of a unique character that gives them particular value; Consultant’s breach of any of such obligations will result in irreparable and continuing damage to Altimmune for which there will be no adequate remedy at law; and, in the event of such breach, Altimmune will be entitled to injunctive relief and/or a decree for specific performance, and such other or further relief as may be proper (including monetary damages if appropriate).

8.7 Entire Agreement. This Agreement constitutes the entire agreement between the parties relating to this subject matter and supersedes all prior or contemporaneous oral or written agreements concerning such subject matter. The terms of this Agreement will govern all services undertaken by Consultant for Altimmune.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ALTIMMUNE, INC.	CONSULTANT

By: /s/ Vipin Garg	/s/ William Enright
Vipin Garg, President & CEO	William Enright

EXHIBIT A

ASSIGNMENT OF ALTIMMUNE INNOVATIONS

For good and valuable consideration which has been received, the undersigned sells, assigns and transfers to ALTIMMUNE, INC. (“Altimmune”), and Altimmune’s successors and assigns, and Altimmune accepts such sale, assignment and transfer of all rights, title and interest of CONSULTANT, vested and contingent, in and to Altimmune’s Innovations, and all associated intellectual property rights (including, without limitation, patent, copyright, moral right, mask-work, and trade secret rights), which were conceived, reduced to practice, created, derived, developed or made during the course of the services performed under the Consulting Agreement between Altimmune and Consultant dated as of                    201    . Such Altimmune Innovations are more particularly identified in Schedule 1 hereto.

Executed as of                    201    .

ALTIMMUNE, INC.		Consultant

By:		By:
	Vipin Garg		William Enright
President & CEO

SCHEDULE 1

ASSIGNMENT OF ALTIMMUNE INNOVATIONS